UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 28, 2005

AMERICAN INTERNATIONAL INDUSTRIES, INC
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-25223

Nevada	88-0326480
(State of Incorporation)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX	77565-3077
(Address Of Principal Executive Offices)	(ZIP Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 334-9479

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Registrant reports in this current report on Form 8-K a change in certifying accountants. Effective December 28, 2005, the Registrant's certifying accountant, R. E. Bassie & Co., declined to stand for re-election as the Registrant's independent accountants.

(a)(1) Previous Independent Accountant

(i) The Registrant reports a change in certifying accountants, which involved R. E. Bassie & Co. declining to stand for re-election effective December 28, 2005.

(ii) R. E. Bassie & Co. issued reports on the Registrant's consolidated financial statements for the fiscal years ended December 31, 2004 and 2003. Those reports did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.

(iii) The decision to change accountants was recommended and approved by the board of directors of the Registrant on December 28, 2005.
(iv) In connection with the audits of the Registrant's consolidated financial statements for the years ended December 31, 2004 and 2003 and any subsequent interim period through the date of declining to stand for re-election, there were no disagreements, resolved or not, with R. E. Bassie & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of R. E. Bassie and Co., would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the Registrant’s consolidated financial statements; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

(a)(2) Engagement of New Independent Accountant.

On December 28, 2005, the Registrant's board of directors recommended and approved the engagement of Thomas Leger & Co., L.L.P., as its independent accountant to audit the Registrant's consolidated financial statements for its fiscal year ended December 31, 2005.

(a)(3) The Registrant has provided R. E. Bassie & Co. with a copy of the disclosures it is making in response to this Item. The Registrant has requested R. E. Bassie & Co. to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in (a)(1)(i) and (ii) above and, if not, stating the respects in which R. E. Bassie & Co. does not agree. The Registrant has filed the letter as exhibit 16.1 to this current report containing this disclosure.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit Number	Description
16.1	Letter on change in certifying accountant, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Industries, Inc.
By: /s/ Daniel Dror, CEO, President and Chairman

Date: January 4, 2006